UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2022

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Agreement to the Pre-Paid Purchase Agreement

On November 9, 2022, Canoo Inc. (the “Company”) entered into a Supplemental Agreement (the “Supplemental Agreement”) with YA II PN, Ltd. (“Yorkville”) to the Pre-Paid Advance Agreement entered into between the Company and Yorkville on July 20, 2022 (the “PPA”). Pursuant to the Supplemental Agreement, Yorkville agreed to advance $21.3 million to the Company (the “Supplemental Advance”) and waive certain terms and conditions set forth in the PPA with respect to such Supplemental Advance, including the requirement that the Company shall have the capacity to issues shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) with a market value equal to at least 150% of the Supplemental Advance without breaching the Exchange Cap (as defined in the PPA). After giving effect to the commitment fee and the purchase price discount provided for in the PPA, net proceeds of the Supplemental Advance to the Company will be $20.0 million. As of November 9, 2022, there were 3,334,762 shares remaining to be issued under the Exchange Cap.

The Supplemental Agreement requires that the Company call and hold an annual or special meeting of its stockholders on or before February 1, 2023 for the purposes of: (i) obtaining the consent of the stockholders of the Company pursuant to Nasdaq Listing Rule 5635(d) for the issuance of all shares of its Common Stock that have been, and could be, issued pursuant to the PPA and the Supplemental Agreement and (ii) obtaining the consent of the stockholders to amend the PPA to provide for a Floor Price (as defined in the PPA) of $0.50 per share (for each of (i) and (ii), the “Stockholder Approval”). The Company shall file its preliminary proxy statement relating to such proposals as soon as practicable following receipt of board approval and in no event later than November 21, 2022.

The Supplemental Agreement provides that solely with respect to the Supplemental Advance, the Purchase Price (as such term is used in the PPA) will be equal to the lower of (a) 110% of the daily volume weighted average price (the “VWAP”) of the Common Stock on The Nasdaq Global Select Market (“Nasdaq”) as of November 9, 2022 (the “Fixed Price”), or (b) 95% of the lowest daily VWAP of the Common Stock on Nasdaq during the five (5) trading days immediately preceding each purchase notice date (the “Variable Price” and the lower of the Fixed Price and the Variable Price shall be referred to as the “Purchase Price”); however, in no event shall the Purchase Price be less than the Floor Price. Further, the Company agreed to pay Yorkville a commitment fee of $1,087,000 in connection with the Supplemental Agreement, which shall be deducted from the proceeds of the Supplemental Advance.

Pursuant to the Supplemental Agreement, Yorkville agreed to waive the Company’s weekly payment obligation imposed under that certain letter agreement supplementing the PPA entered into between the Company and Yorkville on October 5, 2022 (the “October 2022 Letter Agreement”), provided that the Company will pay the full outstanding balance of its prior Pre-Paid Advance on November 17, 2022.

The Supplemental Agreement also modifies the October 2022 Letter Agreement by imposing certain restrictions on the Company’s ability to utilize the Equity Distribution Agreement, dated August 8, 2022 (as supplemented by that certain side letter also entered into among the parties on August 8, 2022) (the “Sales Agreement”) with Evercore Group L.L.C. and H.C. Wainwright & Co., LLC.

Upon (a) an Event of Default (as defined in the PPA), (b) the Company’s failure to observe or perform any material covenant, agreement or warranty contained in the PPA, the October 2022 Letter Agreement, or the Supplemental Agreement (including with respect to the Company’s obligation to seek Stockholder Approval on or before February 1, 2023), or any other agreement between the parties, or (c) if, any time after February 1, 2023, and from time to time thereafter, (i) the VWAP is less than the Floor Price for at least five (5) Trading Days during a period of seven (7) consecutive trading days, or (ii) the Company has issued substantially all of the Common Stock available under the Exchange Cap (the last such day of each such occurrence, a “Triggering Date”), then the Company shall repay the full unpaid principal amount outstanding under the Supplemental Advance, plus the Redemption Premium (as defined in the PPA) in respect of such amount, and all accrued and unpaid interest in respect of the Supplemental Advance on the tenth (10th) calendar day after the Triggering Date.

The foregoing description of the Supplemental Agreement is qualified in its entirety by reference to the Supplemental Agreement, which is filed hereto as Exhibit 10.1 and which is incorporated herein by reference.

Common Stock Subscription Agreement

On November 9, 2022, the Company entered into a Common Stock Subscription Agreement (the “Subscription Agreement”) providing for the purchase of an aggregate of 9,009,009 shares of Common Stock at a price of $1.11 per share for an aggregate purchase price of $10.0 million (the “November PIPE”). The purchasers of the shares are Mr. Tony Aquila, the Company’s Executive Chairman and Chief Executive Officer and a special purpose vehicle managed by entities affiliated with Mr. Aquila. Mr. Aquila’s acquisition of shares in the November PIPE will be deemed compensation and will be classified as an “Other Award” under the Company’s Omnibus Incentive Plan. The closing of the November PIPE is expected to occur as promptly as practicable, subject to customary closing conditions. The Company expects to use the proceeds from the November PIPE for general corporate purposes.

Pursuant to the Subscription Agreement, the shares purchased in the November PIPE will be subject to a one (1)-year lock-up period (the “Restricted Period”) and within thirty (30) calendar days of the date of expiration of the Restricted Period, the Company has agreed to file with the Securities and Exchange Commission a registration statement providing for the resale by the purchasers of the shares purchased in the November PIPE. The Subscription Agreement includes customary representations, warranties and covenants of the parties.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the Form of Common Stock Subscription Agreement, which is filed hereto as Exhibit 10.2 and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Supplemental Agreement, dated November 9, 2022, by and between Canoo Inc. and YA II PN, Ltd.
10.2	Form of Common Stock Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the amount of shares of Common Stock the Company may issue to Yorkville pursuant to the Supplemental Advance, the receipt of the Stockholder Approval, the timing of the closing of the November PIPE, the amount of proceeds to be received by the Company from the sale of shares of Common Stock in the November PIPE and the uses thereof and related matters. These statements are subject to risks and uncertainties, including failure to receive Stockholder Approval and failure of closing conditions to be satisfied in connection with the November PIPE, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2022	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary